UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2008
Date of Report (Date of earliest event reported)

APPLIED BIOSYSTEMS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-04389	06-1534213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Merritt 7 Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)
(203) 840-2000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Reference is made to the Agreement and Plan of Merger, dated as of June 11, 2008, as amended by Amendment No. 1 thereto, dated as of September 9, 2008, and by Amendment No. 2 thereto, dated as of October 15, 2008 (as amended, the “Merger Agreement”), by and among Applied Biosystems Inc. (the “Company”), Invitrogen Corporation (“Invitrogen”), Atom Acquisition, LLC, a direct wholly-owned subsidiary of Invitrogen, and Atom Acquisition Corporation, an indirect wholly-owned subsidiary of Invitrogen.

Item 1.01       Entry into a Material Definitive Agreement.

On November 12, 2008, the Management Resources Committee (the “MRC”) of the Board of Directors (the “Board”) of the Company authorized amendments to certain individual employment and change in control agreements covering the Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers to reflect technical changes necessary to comply with Section 409A of the Internal Revenue Code (“Section 409A”).

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 12, 2008, the Board accepted the retirements of each of the following members of the Board, effective as of the Effective Time (as such term is defined in the Merger Agreement), immediately following the consummation of the Merger (as such term is defined in the Merger Agreement): Robert H. Hayes, Elaine R. Mardis, Theodore E. Martin, Carolyn W. Slayman, James R. Tobin and Tony L. White.

(e) (1) Lifting of Transfer Restrictions on Option Shares.
On June 2, 2005, the MRC granted stock options to certain employees (collectively, the “June 2005 Options”) to purchase shares of the Company’s Applied Biosystems Group Common Stock (“Common Stock”), pursuant to the Company’s Amended and Restated 1999 Stock Incentive Plan.  Pursuant to the terms of the MRC’s approval of the June 2005 Options, the June 2005 Options were fully vested on the date of the grant.  However, the MRC’s approval of the June 2005 Options also included a restriction on transfer of the shares issuable on the exercise of those options, covering sales, gifts, pledges, and any other method of disposition.  The transfer restriction lapses on 25% of the shares covered by the grant on each of the first four anniversaries of the grant date, and will lapse in full upon termination of employment for any reason.  As of November 12, 2008, the transfer restriction had lapsed as to 75% of the June 2005 Options and remained as to 25% of the June 2005 Options.  The transfer restrictions on the remaining sharers were scheduled to terminate on June 2, 2009.

On November 12, 2008, the MRC resolved that the transfer restrictions on the June 2005 Options be removed and that, upon exercise of such options, that the shares of the Company’s Common Stock so delivered shall be freely transferable and not subject to any such restrictions.  On November 12, 2008, all of the Company’s executive officers held June 2005 Options.

(e) (2) Amendments to Deferred Compensation Plan.
On November 12, 2008, the MRC also approved the Company’s amended and restated Deferred Compensation Plan (the “Deferred Compensation Plan”), effective as of January 1,

2008.  The Deferred Compensation Plan was amended and restated to reflect technical changes necessary to comply with Section 409A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED BIOSYSTEMS INC.

	By:	/s/ Thomas P. Livingston
Thomas P. Livingston Vice President and Secretary

Date: November 18, 2008